Exhibit 99.1

EARNINGS RELEASE

By:	Expeditors International of Washington, Inc.
3545 Factoria Blvd. SE Sterling Plaza 2, 3rd Floor Bellevue, Washington 98006

CONTACTS:

	Daniel R. Wall	David A. Hackett	Geoffrey Buscher
	President and Chief Executive Officer	Senior Vice President and Chief Financial Officer	Director - Investor Relations
	(206) 674-3455	(206) 288-8794	(206) 892-4510

FOR IMMEDIATE RELEASE

EXPEDITORS REPORTS FOURTH QUARTER 2025 EPS OF $1.49

BELLEVUE, WASHINGTON - February 24, 2026, Expeditors International of Washington, Inc. (NYSE: EXPD) today announced fourth quarter 2025 financial results, including the following comparisons to the same quarter of 2024:

•
Diluted Net Earnings Attributable to Shareholders per share (EPS1) decreased 11% to $1.49
•
Net Earnings Attributable to Shareholders decreased 15% to $201 million
•
Operating Income decreased 17% to $251 million
•
Revenues decreased 3% to $2.9 billion
•
Airfreight tonnage increased 6% and ocean container volume decreased 6%
•
Returned $150 million and $875 million to shareholders in dividends and share repurchases during the fourth quarter and full year of 2025, respectively
•
Our Board of Directors approved a new $3 billion share repurchase program

Daniel R. Wall, President and Chief Executive Officer, commented:

"While we knew comparisons to 2024 were going to be tough given the current ocean environment, I am quite pleased with the increased business we are taking on, including customs, Transcon, warehousing & distribution, and order management. This shows that our strategy to diversify the breadth of our portfolio is making a difference. We are focused on growing in every region, product, and customer segment to achieve a healthy balance of revenue, which ultimately creates unlimited opportunities for our employees. In 2026, we will continue to focus on growth diversification, pricing optimization, and further alignment of our cost structure with current market conditions. Finally, we will also make strategic investments in high-return opportunities, such as artificial intelligence (AI) and other customer vertical solutions where we see the most growth potential.”

Comparing Q4 2025 to Q4 2024

Airfreight services: “Air freight gross margins declined modestly on lower per-kilo profitability despite an increase in tonnage. That increase, both year-over-year and compared to Q3 2025, was driven by export volumes from North and South Asia, primarily by customers continuing to invest in technology. During the quarter, a surge in e‑commerce and tech demand pushed buy rates higher, further pressuring margins.”

Ocean freight and ocean services: “Ocean sell rates began declining in the latter part of 2024 and fell more sharply in the third and fourth quarters of 2025, particularly out of North and South Asia. Average revenue-per-container fell 41% compared to the fourth quarter of 2024, and fell 17% compared to the third quarter of 2025, as capacity continued to increase and lower volumes added further pressure. These impacts were partially offset by higher order management volumes from customers seeking greater control over their supply chains, as well as increased demand for freight forwarding and ancillary ocean services. Ocean rates may remain soft in 2026, as capacity is likely to

1Diluted earnings attributable to shareholders per share.

NOTE: See Disclaimer on Forward-Looking Statements in this release.

increase further as vessels resume transit via the Suez Canal. We will continue to adjust our ocean operating costs to more properly align with current market conditions.”

Customs brokerage and other services: “Demand for customs brokerage remained strong, reflecting both the complexity and volume of work required to support our customers. We are beginning to realize meaningful benefits from investments we have made in advanced technology to reduce the time required to file customs entries. In addition, we continue to invest in technology solutions, including AI, to further enhance our productivity. Each of our other products in this category achieved double‑digit growth year‑over‑year, led by Transcon road freight and warehousing and distribution, both of which continued to benefit from volume growth tied to ongoing customer investments in global AI hyperscaler infrastructure.

“I would like to extend a special thank you to our operations team for their exceptional performance in a challenging and fast-changing environment. Their dedication enabled us to support customers with comprehensive solutions, while volumes grew across all products.”

David A. Hackett, Senior Vice President and Chief Financial Officer, added:

“We are pleased with our results considering the weakness in the ocean business, coupled with the approximate two percentage point decline in margins in our air business in Q4 2025. While we are not providing future guidance, we have seen air margins recover much of this two percent decline in 2026 through the date of this release.

“Expenses were higher than we would like, driven primarily by strategic headcount additions to address higher‑growth opportunities, particularly in customs brokerage, as well as investments in technology. We believe these investments are critical to our long‑term growth and expect them to generate attractive returns over time. Excluding transportation‑related costs, operating expenses increased less than one percent sequentially compared to the third quarter of 2025.”

Mr. Hackett noted that the Company returned $150 million in dividends and share repurchases during the fourth quarter, and $875 million in share repurchases and dividends in all of 2025. Mr. Hackett also noted that on February 23, 2026, the Board of Directors authorized a new share repurchase program that permits the repurchase of up to $3 billion of the Company's common stock, effective upon the expiration of the current program, which will occur when the outstanding shares of common stock reach 130 million.

About Expeditors International of Washington, Inc.

Expeditors is a global logistics company headquartered in Bellevue, Washington. The Company employs trained professionals in 172 district offices and numerous branch locations located on six continents linked into a seamless worldwide network through an integrated information management system. Services include the consolidation or forwarding of air and ocean freight, customs brokerage, vendor consolidation, cargo insurance, time-definite transportation, order management, warehousing and distribution and customized logistics solutions.

Disclaimer on Forward-Looking Statements:

Certain statements contained in this news release are “forward-looking statements,” based on management’s views with respect to future events and underlying assumptions that involve risks and uncertainties. These forward-looking statements include statements regarding new business and diverse areas of growth; growth in all of our regions, products, and customer segmentation to create balanced revenue; pricing optimization; strategic investments in high-return opportunities; inflation; continued changes in air and ocean carrier capacity and the impact on rates; unpredictability in the ocean and air markets; the demand for our customs brokerage and other products; geopolitical uncertainty; national policy changes on tariffs and other similar measures; new capacity in the marketplace; longer ocean transit times; e-commerce demand in the air market; and volatile rates. Future financial performance could differ materially because of factors such as: our ability to benefit from the significant investments being made by our technology customers in artificial intelligence infrastructure; the ability of our customs brokerage business to continue to deliver strong growth from high demand for our services; our ability to deliver differentiated performance because of our customer service culture and compensation model; our ability to align our operating cost structure with a lower growth environment; our ability to continue to process an increasing number of more complex customs clearances; our ability to find solutions to keep cargo moving for our customers during highly uncertain market conditions; the strength of our non-asset-based operating model; and our ability to remain a strong, healthy, unified and resilient organization. Geopolitical risks, port actions, other labor disruptions, tariffs, and the current uncertainty in the global economy could have the effect of heightening many of the other risks described in Item 1A of our Annual Report on Form 10-K, including, without limitation, those related to the success of our strategy and desire to maintain historical unitary profitability, our ability to attract and retain customers, our ability to manage costs, interruptions to our information technology systems, the ability of third-party providers to perform, and potential litigation and contingencies, including risks associated with tax audits, as updated by our reports on Form 10-Q, filed with the Securities and Exchange Commission. These and other factors are discussed in the Company’s regulatory filings with the Securities and Exchange Commission, including those in “Item 1A. Risk Factors” of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024, and the Company’s most recent Form 10-Q. The forward-looking statements contained in this news release speak only as of this date and the Company does not assume any obligation to update them except as required by law.

Expeditors International of Washington, Inc.

Fourth quarter 2025 Earnings Release, February 24, 2026

Financial Summary for the three and twelve months ended December 31, 2025 and 2024 (Unaudited)

(in 000's of US dollars except share data)

	Three months ended December 31,			Twelve months ended December 31,
	2025	2024	% Change	2025	2024	% Change
Revenues	$2,855,954	$2,954,705	(3)%	$11,069,009	$10,600,515	4%
Directly related cost of transportation and other expenses [1]	$1,932,392	$2,020,066	(4)%	$7,402,081	$7,186,718	3%
Salaries and other operating expenses [2]	$672,652	$633,535	6%	$2,614,382	$2,372,474	10%
Operating income	$250,910	$301,104	(17)%	$1,052,546	$1,041,323	1%
Net earnings attributable to shareholders	$200,707	$235,878	(15)%	$810,332	$810,073	— %
Diluted earnings attributable to shareholders per share	$1.49	$1.68	(11)%	$5.95	$5.72	4%
Basic earnings attributable to shareholders per share	$1.50	$1.69	(11)%	$5.97	$5.75	4%
Diluted weighted average shares outstanding	134,630	139,992		136,249	141,722
Basic weighted average shares outstanding	134,195	139,357		135,810	140,992

1Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services, and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2Salaries and other operating expenses totals Salaries and related, Rent and occupancy, Depreciation and amortization, Selling and promotion, and Other as shown in the Condensed Consolidated Statements of Earnings.

During the three and twelve months ended December 31, 2025, we repurchased 0.3 million and 5.6 million shares of common stock at an average price of $149.47 and $118.01 per share, respectively. During the three and twelve months ended December 31, 2024, we repurchased 2.0 million and 7.1 million shares of common stock at an average price of $120.14 and $119.47 per share, respectively. In addition, during 2025 and 2024, we paid cash dividends of $1.54 and $1.46 per share, respectively.

	Employee Full-time Equivalents as of December 31,
	2025	2024
North America	7,507	6,999
Europe	4,217	3,882
North Asia	2,321	2,280
South Asia	2,038	1,827
Middle East, Africa and India	1,493	1,389
Latin America	884	796
Information Systems	1,493	1,326
Corporate	406	418
Total	20,359	18,917

	Fourth quarter year-over-year percentage increase (decrease):
2025	Airfreight kilos	Ocean freight FEU
October	4%	(8)%
November	5%	(7)%
December	8%	(4)%
Quarter	6%	(6)%

Investors may submit written questions via e-mail to: investor@expeditors.com. Questions received by the end of business on February 27, 2025 will be considered in management's 8-K “Responses to Selected Questions.”

___________________________________

NOTE: See Disclaimer on Forward-Looking Statements in this release.

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Balance Sheets

(In thousands, except per share data)

(Unaudited)

	December 31, 2025	December 31, 2024
Assets:
Current Assets:
Cash and cash equivalents	$1,314,285	$1,148,320
Accounts receivable, less allowance for credit loss of $7,241 and $6,878 at December 31, 2025 and 2024, respectively	2,021,889	1,997,840
Deferred contract costs	283,281	349,343
Other	136,167	164,272
Total current assets	3,755,622	3,659,775
Property and equipment, less accumulated depreciation and amortization of $651,087 and $615,533 at December 31, 2025 and 2024, respectively	462,122	449,404
Operating lease right-of-use assets	550,162	551,652
Goodwill	7,927	7,927
Deferred income tax asset, net	101,671	70,671
Other assets, net	16,134	15,029
Total assets	$4,893,638	$4,754,458
Liabilities:
Current Liabilities:
Accounts payable	$1,123,429	$1,036,749
Accrued expenses, primarily salaries and related costs	448,055	451,921
Contract liabilities	358,386	441,927
Current portion of operating lease liabilities	110,891	106,736
Federal, state and foreign income taxes payable	32,046	29,140
Total current liabilities	2,072,807	2,066,473
Noncurrent portion of operating lease liabilities	459,698	462,201
Deferred income tax liability, net	3,040	—
Commitments and contingencies
Shareholders’ Equity:
Preferred stock, none issued	—	—
Common stock, par value $0.01 per share. Issued and outstanding: 133,884 shares and 138,003 shares at December 31, 2025 and 2024, respectively	1,339	1,380
Additional paid-in capital	—	—
Retained earnings	2,538,455	2,455,132
Accumulated other comprehensive loss	(184,161)	(233,500)
Total shareholders’ equity	2,355,633	2,223,012
Noncontrolling interest	2,460	2,772
Total equity	2,358,093	2,225,784
Total liabilities and equity	$4,893,638	$4,754,458

24-February-2025	Expeditors International of Washington, Inc.	Page 5 of 8

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Earnings

(In thousands, except per share data)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
Revenues:
Airfreight services	$1,109,077	$1,063,026	$3,982,882	$3,669,673
Ocean freight and ocean services	611,393	908,435	2,814,960	3,148,514
Customs brokerage and other services	1,135,484	983,244	4,271,167	3,782,328
Total revenues	2,855,954	2,954,705	11,069,009	10,600,515
Operating Expenses:
Airfreight services	866,314	808,437	2,979,993	2,731,552
Ocean freight and ocean services	430,167	681,021	2,029,847	2,356,952
Customs brokerage and other services	635,911	530,608	2,392,241	2,098,214
Salaries and related	496,222	472,753	1,915,932	1,762,654
Rent and occupancy	65,499	59,140	263,891	241,013
Depreciation and amortization	14,070	15,176	56,769	61,090
Selling and promotion	11,940	10,965	40,099	33,331
Other	84,921	75,501	337,691	274,386
Total operating expenses	2,605,044	2,653,601	10,016,463	9,559,192
Operating income	250,910	301,104	1,052,546	1,041,323
Other Income:
Interest income	8,857	10,007	35,715	46,706
Other, net	2,273	2,172	5,802	6,771
Other income (expense), net	11,130	12,179	41,517	53,477
Earnings before income taxes	262,040	313,283	1,094,063	1,094,800
Income tax expense	61,088	77,127	282,015	283,167
Net earnings	200,952	236,156	812,048	811,633
Less net earnings attributable to the noncontrolling interest	245	278	1,716	1,560
Net earnings attributable to shareholders	$200,707	$235,878	$810,332	$810,073
Diluted earnings attributable to shareholders per share	$1.49	$1.68	$5.95	$5.72
Basic earnings attributable to shareholders per share	$1.50	$1.69	$5.97	$5.75
Weighted average diluted shares outstanding	134,630	139,992	136,249	141,722
Weighted average basic shares outstanding	134,195	139,357	135,810	140,992

24-February-2025	Expeditors International of Washington, Inc.	Page 6 of 8

EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Three months ended December 31,		Twelve months ended December 31,
	2025	2024	2025	2024
Operating Activities:
Net earnings	$200,952	$236,156	$812,048	$811,633
Adjustments to reconcile net earnings to net cash from operating activities:
Provisions for losses on accounts receivable	946	1,991	3,597	3,447
Deferred income tax (benefit) expense	(4,700)	542	(13,712)	(5,138)
Stock compensation expense	12,369	16,528	69,231	64,364
Depreciation and amortization	14,070	15,176	56,769	61,090
Other, net	6,773	(7,391)	15,154	(3,359)
Changes in operating assets and liabilities:
Decrease (Increase) in accounts receivable	29,465	116,178	41,802	(531,616)
(Decrease) increase in accounts payable and accrued expenses	(6,130)	(143,508)	20,589	259,310
(Increase) decrease in deferred contract costs	(21,653)	69,292	81,152	(147,685)
Increase (decrease) in contract liabilities	25,519	(75,349)	(100,166)	179,553
Increase in income taxes payable, net	19,687	13,225	27,099	26,388
Increase (decrease) in other, net	6,001	6,876	(7,062)	5,374
Net cash from operating activities	283,299	249,716	1,006,501	723,361
Investing Activities:
Purchase of property and equipment	(12,976)	(10,051)	(53,101)	(40,466)
Other, net	7,294	5	8,398	(57)
Net cash from investing activities	(5,682)	(10,046)	(44,703)	(40,523)
Financing Activities:
Payments on borrowings on lines of credit, net	(5,989)	(14,520)	(3,713)	(20,058)
Proceeds from issuance of common stock	8,815	1,523	88,177	69,257
Repurchases of common stock	(46,542)	(252,206)	(667,306)	(855,061)
Dividends Paid	(103,298)	(101,449)	(207,437)	(204,087)
Payments for taxes related to net share settlement of equity awards	—	—	(10,353)	(15,348)
Distributions to noncontrolling interest	(8)	—	(1,845)	—
Net cash from financing activities	(147,022)	(366,652)	(802,477)	(1,025,297)
Effect of exchange rate changes on cash and cash equivalents	(6,477)	(17,871)	6,644	(22,104)
Change in cash and cash equivalents	124,118	(144,853)	165,965	(364,563)
Cash and cash equivalents at beginning of period	1,190,167	1,293,173	1,148,320	1,512,883
Cash and cash equivalents at end of period	$1,314,285	$1,148,320	$1,314,285	$1,148,320
Taxes Paid:
Income taxes	$45,606	$60,521	$265,035	$257,170

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EXPEDITORS INTERNATIONAL OF WASHINGTON, INC.

AND SUBSIDIARIES

Business Segment Information

(In thousands)

(Unaudited

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the three months ended December 31, 2025:
Revenues	$923,194	123,157	65,048	684,367	424,977	468,852	168,606	(2,247)	2,855,954
Directly related cost of transportation and other expenses[1]	$495,548	76,673	38,592	563,609	337,134	299,677	122,734	(1,575)	1,932,392
Salaries and related	$267,176	21,816	12,139	41,742	31,926	99,685	21,738	—	496,222
Other operating expenses[2]	$32,076	16,304	8,989	36,998	26,918	42,753	13,062	(670)	176,430
Operating income	$128,394	8,364	5,328	42,018	28,999	26,737	11,072	(2)	250,910
Identifiable assets at period end	$2,681,989	163,328	101,107	460,856	379,262	818,822	299,375	(11,101)	4,893,638
Capital expenditures	$8,219	109	124	153	1,202	1,960	1,209	—	12,976
Depreciation and amortization	$7,433	499	245	1,402	714	2,859	918	—	14,070
Equity	$1,574,358	37,914	37,821	219,503	145,078	271,816	167,652	(96,049)	2,358,093
For the three months ended December 31, 2024:
Revenues	$866,606	97,443	63,212	837,644	430,161	459,487	201,591	(1,439)	2,954,705
Directly related cost of transportation and other expenses[1]	$462,106	48,715	38,336	681,226	341,281	296,273	152,643	(514)	2,020,066
Salaries and related	$257,491	20,110	10,806	44,814	29,542	88,369	21,621	—	472,753
Other operating expenses[2]	$9,143	16,550	9,065	43,121	25,605	43,789	14,435	(926)	160,782
Operating income (loss)	$137,866	12,068	5,005	68,483	33,733	31,056	12,892	1	301,104
Identifiable assets at period end	$2,565,372	171,872	104,172	582,331	338,759	753,064	270,356	(31,468)	4,754,458
Capital expenditures	$6,474	221	104	317	1,301	1,117	517	—	10,051
Depreciation and amortization	$9,153	519	258	1,067	547	2,704	928	—	15,176
Equity	$1,500,901	43,155	42,535	228,747	119,823	174,536	156,748	(40,661)	2,225,784

	UNITED STATES	OTHER NORTH AMERICA	LATIN AMERICA	NORTH ASIA	SOUTH ASIA	EUROPE	MIDDLE EAST, AFRICA AND INDIA	ELIMI- NATIONS	CONSOLI- DATED
For the twelve months ended December 31, 2025:
Revenues	$3,583,826	470,612	262,439	2,737,513	1,555,189	1,829,248	638,771	(8,589)	11,069,009
Directly related cost of transportation and other expenses[1]	$1,880,586	295,043	158,309	2,210,147	1,214,598	1,183,664	465,596	(5,862)	7,402,081
Salaries and related	$1,066,878	83,591	44,769	159,947	118,522	361,448	80,777	—	1,915,932
Other operating expenses[2]	$116,151	62,799	37,548	150,287	102,798	174,995	56,636	(2,764)	698,450
Operating income	$520,211	29,179	21,813	217,132	119,271	109,141	35,762	37	1,052,546
Identifiable assets at period end	$2,681,989	163,328	101,107	460,856	379,262	818,822	299,375	(11,101)	4,893,638
Capital expenditures	$28,391	845	863	6,015	4,437	6,356	6,194	—	53,101
Depreciation and amortization	$32,085	2,001	993	5,076	2,599	11,246	2,769	—	56,769
Equity	$1,574,358	37,914	37,821	219,503	145,078	271,816	167,652	(96,049)	2,358,093
For the twelve months ended December 31, 2024:
Revenues	$3,251,998	429,280	214,999	2,934,353	1,391,131	1,700,919	683,191	(5,356)	10,600,515
Directly related cost of transportation and other expenses[1]	$1,733,087	248,425	126,413	2,383,627	1,098,448	1,092,478	506,482	(2,242)	7,186,718
Salaries and related	$974,911	79,481	38,337	158,201	106,183	329,757	75,784	—	1,762,654
Other operating expenses[2]	$64,558	59,863	31,454	154,322	84,267	166,119	52,371	(3,134)	609,820
Operating income	$479,442	41,511	18,795	238,203	102,233	112,565	48,554	20	1,041,323
Identifiable assets at period end	$2,565,372	171,872	104,172	582,331	338,759	753,064	270,356	(31,468)	4,754,458
Capital expenditures	$24,249	2,393	487	1,250	4,239	5,977	1,871	—	40,466
Depreciation and amortization	$36,240	2,120	1,104	5,032	2,016	11,277	3,301	—	61,090
Equity	$1,500,901	43,155	42,535	228,747	119,823	174,536	156,748	(40,661)	2,225,784

1 Directly related cost of transportation and other expenses totals Operating Expenses from Airfreight services, Ocean freight and ocean services, and Customs brokerage and other services as shown in the Condensed Consolidated Statements of Earnings.

2 Other operating expenses totals rent and occupancy, depreciation and amortization, selling and promotion, and other as shown in the consolidated statements of earnings.

24-February-2025	Expeditors International of Washington, Inc.	Page 8 of 8